TECHNE CORPORATION RELEASES UNAUDITED THIRD QUARTER
                       RESULTS FOR FISCAL YEAR 2006

Minneapolis/April 25, 2006/--Techne Corporation's (NASDAQ: TECH) consolidated net earnings increased 10.3% to $20.3 million and its earnings per diluted share increased 15.6% to $.52 for the quarter ended March 31, 2006 compared with $18.4 million and $.45 per diluted share for the quarter ended March 31, 2005. For the nine months ended March 31, 2006, Techne's consolidated net earnings increased 13.2% to $53.9 million and its earnings per diluted share increased 18.3% to $1.36 compared with $47.6 million and $1.15 per diluted share for the nine months ended March 31, 2005.

Consolidated net earnings and diluted earnings per share for the periods ended March 31, 2006 were negatively impacted by the decline in exchange rates used to convert R&D Europe results from British pound sterling to U.S. dollars and stock option related compensation expense from the adoption of Financial Accounting Standards Board (FASB) Statement of Accounting Standards No. 123 (Revised 2004), Share-Based Payments (SFAS No. 123R). The acquisitions of Fortron Bio Science, Inc. and BiosPacific, Inc. on July 1, 2005 and an accelerated stock buyback transaction ("ASB") on March 1, 2005 had positive impacts on current year reported amounts. The impact of these items on comparable net earnings and diluted earnings per share is summarized as follows:

                                 Periods Ended March 31, 2006
                        ---------------------------------------------------
                             Third Quarter          Fiscal Year to Date
                        ------------------------- -------------------------
                           Net    % of Net Diluted    Net   % of Net Diluted
                         Earnings   Sales   EPS    Earnings   Sales     EPS
                         -------- -------- ------- -------- -------- -------
                         ($000's)                  ($000's)
Net earnings as
 Reported                 $20,347   37.1%   $0.52   $53,862   35.8%   $1.36
 Stock option expense(1)     111     0.2%      --     1,060    0.7%    0.03
 Foreign exchange (1)        323     0.6%    0.01       676    0.4%    0.02
 Earnings from
   acquisitions (1)         (103)   (0.2%)     --      (386)  (0.2%)  (0.01)
 ASB                                        (0.03)                    (0.08)
                         -------- -------- ------- -------- -------- -------
                          $20,678   37.7%    $0.49  $55,212   36.7%   $1.32

Periods ended 3/31/05     $18,439   38.5%   $0.45   $47,565   36.3%   $1.15
Change                      12.1%           11.1%     16.1%           14.8%

    (1) Net of income taxes

Consolidated net sales for the three and nine months ended March 31, 2006 were $54.8 million and $150.6 million, respectively. This was an increase of 14.3% and 14.8% from the three and nine months ended March 31, 2005, respectively. R&D Systems' Biotechnology Division net sales for the three and nine months ended March 31, 2006 were $34.0 million and $92.7 million, increases of 10.8% and 13.8%, respectively, as compared to prior-year periods. Approximately $600,000 of the increase in Biotechnology Division net sales for the quarter ended March 31, 2006 was the result of price increases. R&D Europe's net sales for the three and nine months ended March 31, 2006 were $14.5 million and $39.5 million, increases of 7.1% and 5.5%, respectively, as compared to prior-year periods. In British pound sterling, R&D Europe's net sales increased 15.8% and 12.3% for the three and nine months ended March 31, 2006, respectively, as compared to prior-year periods. R&D Systems' Hematology Division net sales for the three months ended March 31, 2006 were $3.7 million, an increase of 1.3% as compared to the quarter ended March 31, 2005. Hematology sales for the nine months were $11.0 million, a decrease of 9.6% from the same period in fiscal 2005, mainly as a result of a large OEM customer changing to a new primary vendor in January 2005. Included in net sales for the three and nine months ended March 31, 2006 was $2.6 million and $7.3 million, respectively, of net sales from Fortron Bio Science, Inc. and BiosPacific, Inc., which were acquired effective July 1, 2005.

                                 Periods Ended March 31, 2006
                        ---------------------------------------------------
 ($000's)                    Third Quarter          Fiscal Year to Date
                        ------------------------- -------------------------
                           2006    2005    Change     2006    2005   Change
                         -------- -------- ------- -------- -------- -------
Net sales as reported    $54,813  $47,935   14.3%  $150,551 $131,101   14.8%
 Foreign exchange          1,170             2.4%     2,525             1.9%
 Acquisitions             (2,559)           (5.3%)   (7,339)           (5.6%)
                         -------- -------- -------  -------- -------- -------
                         $53,424  $47,935   11.4%  $145,737 $131,101   11.1%

Consolidated gross margins were 77.9% for the third quarter of fiscal 2006 as compared to 77.7% for the second quarter of fiscal 2006. For the nine months ended March 31, 2006, consolidated gross margins were 77.5%. Excluding Fortron and BiosPacific, gross margins for the quarter ended March 31, 2006 were 80.3% compared to 80.9% in the third quarter of fiscal 2005, and 79.8% for the nine-month period ended March 31, 2006 compared to 79.4% for the nine months ended March 31, 2005. Combined gross margins for Fortron and BiosPacific operations of 29.7% and 33.2% for the quarter and nine months ended March 31, 2006, respectively, were negatively affected by expensing of inventory on hand at the acquisition date that was recorded at fair value as determined by purchase accounting.

Selling, general and administrative expenses as a percent of net sales increased to 14.2% for the nine months ended March 31, 2006 primarily due to $1.5 million of stock option expense from the adoption of SFAS No. 123R in fiscal 2006. Excluding the impact of adopting SFAS No. 123R, selling, general and administrative expense as a percent of net sales decreased to 12.3% from 13.3% for the three months ended March 31, 2006 and 2005, respectively, and to 13.2% from 14.0% in the nine month periods ended March 31, 2006 and 2005, respectively. As a result of adopting SFAS No. 123R, estimated total compensation expense of approximately $1.6 million or $.03 per diluted share is anticipated for fiscal 2006 of which approximately $100,000 remains to be expensed in the last three months of the fiscal year.

The dollar increases in selling, general and administrative expenses were also impacted by the acquisitions of Fortron and BiosPacific.

                                 Periods Ended March 31, 2006
                        ---------------------------------------------------
 ($000's)                    Third Quarter          Fiscal Year to Date
                        ------------------------- -------------------------
                           2006    2005    Change     2006    2005   Change
                         -------- -------- ------- -------- -------- -------
S,G&A as reported          $6,901   $6,379   8.2%   $21,335  $18,303  16.6%
 Stock option expense        (140)          (2.2%)   (1,516)          (8.3%)
 Acquisitions                (302)          (4.7%)     (976)          (5.3%)
                         -------- -------- ------- -------- -------- -------
                           $6,459   $6,379   1.3%   $18,843  $18,303   3.0%

The Company allocated approximately $12.8 million to goodwill and $7.1 million to other intangible assets arising from the acquisition of Fortron and BiosPacific. The intangible assets, mainly technologies, trade names and customer and supplier relationships, are being amortized over lives of one to eight years and amortization expense of $272,000 and $815,000 was recorded for the quarter and nine months ended March 31, 2006, respectively, related to these assets.

In April 2006, the Company made an additional $9 million investment in ChemoCentryx, Inc. (CCX) in the form of a convertible note subject to the limitation that the Company's holdings in CCX will not exceed 19.9% of CCX voting shares.

Forward Looking Statements:
This earnings release contains forward-looking statements within the meaning of the Private Litigation Reform Act. These statements, including our expectations as to the estimated compensation expense resulting from stock option expensing, involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the integration of the recent acquisitions, the introduction and acceptance of new biotechnology and hematology products, the levels and particular directions of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, the retention of hematology OEM and proficiency survey business, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships. For additional information concerning such factors, see the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in this release due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Use of Non-GAAP Financial Measures:
The non-GAAP financial measures used in this press release quantify the impact of adopting Financial Accounting Standards Board (FASB) Statement of Accounting Standards No. 123 (Revised 2004), Share-Based Payments (SFAS No.
123R) related to the expensing of stock option compensation, the decline in exchange rates used to convert R&D Europe results from British pounds to U.S. dollars, the acquisitions of Fortron Bio Science, Inc. and BiosPacific, Inc on July 1, 2005 and an accelerated stock buyback transaction ("ASB") on March 1, 2005 on reported net sales, selling, general and administrative expenses, net earnings and earnings per share for the three and nine months ended March 31, 2006 as compared to the reported amounts for the same periods ended March 31, 2005. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these non-GAAP financial measures to be helpful in assessing the Company's ongoing operating results. In addition, these non-GAAP financial measures facilitate our internal comparisons to historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

            *  *  *  *  *  *  *  *  *  *  *  *  *  *
Techne Corporation has two operating subsidiaries: Research and Diagnostic Systems, Inc. (R&D Systems) of Minneapolis, Minnesota and R&D Systems Europe, Ltd. (R&D Europe) of Abingdon, England. R&D Systems is a specialty manufacturer of biological products. R&D Systems has two subsidiaries, Fortron Bio Science, Inc. (Fortron), located in Minneapolis, and BiosPacific, Inc. (BiosPacific), located in Emeryville, California. Fortron develops and manufactures antibodies and BiosPacific is a worldwide supplier of biologics to manufacturers of in vitro diagnostic systems and immunodiagnostic kits. R&D Europe is a distributor of biotechnology products.

Contact:  Greg Melsen, Chief Financial Officer
          Kathy Backes, Controller
          (612) 379-8854


                            TECHNE CORPORATION
                    CONSOLIDATED STATEMENTS OF EARNINGS
                    (In thousands, except per share data)
                                 (Unaudited)

                                        QUARTER ENDED     NINE MONTHS ENDED
                                      -----------------  -------------------
                                       3/31/06   3/31/05   3/31/06   3/31/05
                                      --------  --------  --------  --------
Net sales                             $ 54,813   $47,935  $150,551  $131,101
Cost of sales                           12,105     9,138    33,896    26,966
                                      --------  --------  --------  --------
Gross margin                            42,708    38,797   116,655   104,135

Operating expenses:
 Selling, general and administrative     6,901     6,379    21,335    18,303
 Research and development                4,761     4,631    14,052    13,938
 Amortization of intangible assets         492       305     1,476       916
                                      --------  --------  --------  --------
  Total operating expenses              12,154    11,315    36,863    33,157
                                      --------  --------  --------  --------
Operating income                        30,554    27,482    79,792    70,978
Other expense (income):
   Interest expense                        245       193       706       616
   Interest income                      (1,082)     (938)   (3,186)   (3,180)
   Other non-operating
     expense (income), net                 229       323       721     1,205
                                      --------  --------  --------  --------
  Total other expense (income)            (608)     (422)   (1,759)   (1,359)
                                      --------  --------  --------  --------
Earnings before income taxes            31,162    27,904    81,551    72,337
Income taxes                            10,815     9,465    27,689    24,772
                                      --------  --------  --------  --------
Net earnings                          $ 20,347  $ 18,439  $ 53,862  $ 47,565
                                      ========  ========  ========  ========
Earnings per share:
 Basic                                $   0.52  $   0.46  $   1.38  $   1.16
 Diluted                              $   0.52  $   0.45  $   1.36  $   1.15
Weighted average common
 shares outstanding:
  Basic                                 39,199    40,423    38,941    40,961
  Diluted                               39,425    40,896    39,631    41,423


                                     TECHNE CORPORATION
                                 CONSOLIDATED BALANCE SHEETS
                                       (In thousands)
                                          (Unaudited)

                                                  3/31/06    6/30/05
                                                 --------   --------
ASSETS
Cash and equivalents                             $ 83,596   $ 80,344
Short-term available-for-sale investments          16,166     16,790
Trade accounts receivable                          26,024     22,041
Other receivables                                     911      1,681
Inventory                                           9,605      7,758
Other current assets                                6,798      6,367
                                                 --------   --------
  Current assets                                  143,100    134,981
Available-for-sale investments                     64,540     41,871
Property and equipment, net                        88,203     89,036
Goodwill and intangible assets, net                32,521     14,138
Other non-current assets                           13,758     15,237
                                                 --------   --------
  Total assets                                   $342,122   $295,263
                                                 ========   ========
LIABILITIES
Current liabilities                              $ 13,262   $ 14,016
Long-term debt                                     12,490     13,378
Stockholders' equity                              316,370    267,869
                                                 --------   --------
  Total liabilities and equity                   $342,122   $295,263
                                                 ========   ========